EXHIBIT 32.1


      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


The undersigned, Kenneth C. Barker, the Chief Executive Officer and a director of Naturally Advanced Technologies, Inc. and Guy Prevost, the Chief Financial Officer and a director of Naturally Advanced Technologies, Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q of Naturally Advanced Technologies, Inc. for the period ended June 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Naturally Advanced Technologies, Inc.


   /s/ KENNETH C. BARKER
______________________________________________
By:    Kenneth C. Barker
Title: Chief Executive Officer and a director
Date:  August 13, 2008


   /s/ GUY PREVOST
______________________________________________
By:    Guy Prevost
Title: Chief Financial Officer and a director
Date:  August 13, 2008


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Naturally Advanced Technologies, Inc. and will be retained by Naturally Advanced Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.